BERKSHIRE REALTY COMPANY, INC.

                             SEVERANCE BENEFIT PLAN

                            Summary Plan Description
                            ------------------------

                            VICE PRESIDENTS OR HIGHER
                                 IN ACQUISITIONS

                                  INTRODUCTION
                                  ------------

         The Berkshire Realty Company, Inc. Severance Benefit Plan (the "Plan") was established by the Berkshire Realty Company, Inc. (the "Company") and BRI OP Limited Partnership (the "Partnership") to provide severance benefits to eligible employees. This is a summary of the Plan and the benefits you may receive under it. This is a summary, so it does not contain all the details of the Plan which are contained in the Plan document. If there should be any disagreement between this description and the Plan document, then the Plan document will prevail. A copy of the Plan document will be provided to you upon request.

Who is covered?
---------------

         Employees of the Company or the Partnership at the Atlanta, Boston, and regional offices who receive a "Notice of Participation" and are employed at the time of a change in control consummated by June 30, 1999. Different benefits are provided for various groups of employees. This summary plan description describes the benefits for Vice Presidents or higher in Acquisitions.

Who receives a "Notice of Participation"?
-----------------------------------------

         All Vice Presidents or higher in Acquisitions except temporary employees, those hired by the Company or the Partnership after May 26, 1997, and those covered by other written agreements.

When does the Protection Period end?
------------------------------------

         It ends 15 months following a change in control consummated by June 30, 1999. If there is not a change of control consummated by June 30, 1999, the plan ends June 30, 1999.

What happens if after the change in control I am involuntarily terminated during
--------------------------------------------------------------------------------
the protection period?
----------------------

         If it is without "cause", you receive the severance benefit. For the purposes of this plan and this plan only, "cause" is (a) an act or omission by the employee that may adversely effect the business or the employee's ability to perform services for the company, including, without limitation, the commission of any crime (other than ordinary traffic violations) or (b) misconduct or neglect of duties in connection with the business or affairs of the company, including, but not limited to, excessive absenteeism or tardiness, which has not been corrected within the time period specified in a written notice to the employee which sets forth such misconduct or neglect of duties.

What happens if after the change of control I have an involuntary reduction in
------------------------------------------------------------------------------
compensation or am asked to relocate greater than 50 miles (one-way) from my
----------------------------------------------------------------------------
workplace during the protection period?
---------------------------------------

         This is a "good reason" and you may resign and receive the severance benefit. For the purposes of "good reason" and "good reason" only compensation means base rate of pay and commission or bonus opportunity currently in effect at the time of a change in control consummated by June 30, 1999.

What is a change in control?
----------------------------

         This is defined in the Plan. It basically means a change in control occurs if an individual, corporation, partnership or other entity acquires 25% or more of the beneficial ownership of the outstanding voting stock of the Company. A change in control will also occur if the Company is merged with any other corporation or entity in a merger where the holders of the outstanding stock of the Company prior to the merger do not own more than 50% of the outstanding stock of the surviving Company. A change in control will also occur if substantially all of the assets of the Company are sold other than pursuant of a plan of liquidation adopted pursuant to the Company Charter.

How is the severance benefit paid?
----------------------------------

         At your election in a lump sum or salary continuation. Such payments will be made as soon as practical after all administration issues are resolved. If you elect a lump sum, medical and dental coverage will be COBRA rates. If you elect salary continuation, you will be on COBRA but the medical and dental coverage will be at amounts charged to active employees. The Company will pay the balance while on salary continuation.

What if I elect salary continuation and then obtain new employment?
-------------------------------------------------------------------

         The severance benefits continue until fully paid. The medical and dental rates to continue under COBRA will remain at amounts charged to active employees while on salary continuation. When salary continuation ends, the full COBRA rates apply.

Does everyone receive dental and medical coverage?
--------------------------------------------------

         No. Only those that had such coverage at the time of termination and elect to continue it by so notifying the company.

Will the coverage be the same?
------------------------------

         If our current dental and medical coverage is continued after the change in control, yes. If a new plan is offered it will be that plan.

May I elect salary continuance and then change to lump sum on the balance at a
------------------------------------------------------------------------------
later date?
-----------

         Yes.

Does vacation accrue while on salary continuance?
-------------------------------------------------

         No.  Vacation accrual ends on the last day worked.

Are there any other conditions?
-------------------------------

         Yes. To receive the severance payments you are required to sign a release of claims against the Company. You will be provided sufficient time to review the release prior to signing. A copy of such release will be made available for you to review as soon as practical after any change in control occurs. (For pay through last day worked and earned unused vacation no release is required).

What are my continuing obligations if I receive payment under the plan?
-----------------------------------------------------------------------

         If you receive a benefit payment you may not solicit those who remained employed until 15 months after your termination.

What is my benefit?
-------------------

         The formula is 52 weeks base salary plus 1 week for each year of service at time of closing (prorated for partial years), plus a supplemental payment of $50,000.

         Give me an example:
         -------------------

         Your employment date is 1/1/96. On 6/30/99 there is a change in control consummated. Therefore you have 52 weeks + 3 1/2 weeks or a total of 55 1/2 weeks, plus $50,000.

What is the source of benefits under the Plan?
----------------------------------------------

         Benefits under the Plan are provided from the general assets of the Company.

Who interprets the plan?
------------------------

         The interpretation of the plan, this summary, plan description, and any claim under this program will be in the sole discretion of David Marshall or his designee and binding on all participants and any successor company.

Can I lose my benefits during the Protection Period?
----------------------------------------------------

         Yes. You will receive no benefits if you quit (other than for good reason) or retire or if you are terminated for cause.

Does this plan cover benefits on terminations before or after the Protection
----------------------------------------------------------------------------
Period?
-------

         No. The benefits apply only to terminations during the protection period. If you quit (for any reason), retire, or you are terminated outside the protection period these plan benefits do not apply.

What is expected from me while the plan is in effect?
-----------------------------------------------------

         The best thing you can do is to continue to perform your duties in an acceptable manner and to maintain a positive work environment. We also expect your cooperation with any assignment related to consummating a change in control. It is extremely Important that we demonstrate business as usual and maintain a high level of performance.

                               PLAN ADMINISTRATOR
                               ------------------

         The Plan Administrator is Mr. David Marshall, Chief Executive Officer, President of Berkshire Realty Company, Inc. or his designee. The Plan Administrator has general authority to control, manage and interpret the Plan.

                          PLAN AMENDMENT OR TERMINATION
                          -----------------------------

         Berkshire Realty Company, Inc. intends to continue the Plan in the future. It reserves, however, the right to amend or terminate the Plan at any time. However, if you have received a notice of participation, the Company cannot reduce your benefits under the Plan without your consent. Neither the Plan nor this Summary constitutes a contract of employment. They do not interfere with your right to leave the Employer nor with the Employer's right to terminate your service.

                               CLAIM FOR BENEFITS
                               ------------------

         The Plan Administrator has general authority to manage this Plan.

         If you are not satisfied with a decision as to your benefits under this Plan, you can file a claim for benefits, in writing, with the Plan Administrator at the following address:

                           Mr. David Marshall
                           Berkshire Realty Company, Inc.
                           470 Atlantic Avenue
                           Boston, MA 02210
                           (617) 423-2233

         Generally, if your claim is denied you will receive a letter from the Plan Administrator giving you the reasons and making reference to the Plan provisions which apply to your case. It will also tell you how to appeal the decision and what information is necessary to prove your claim and why. However, if you do not hear from the Plan Administrator within 30 days after filing your claim, your claim has been denied. Here is how you appeal:

         1. Within 60 days after receiving the denial you can send a written request for further review to the Plan Administrator. The Plan Administrator may but need not, appoint other persons to review your claim. You may state your reasons for appeal and any information to support your claim or have a spokesperson represent you. You have a right to review documents which may affect your case.

         2. Within 60 days of receiving your request the Plan Administrator will notify you of the Plan Administrator's final decision with reasons. In special cases (for example, if a hearing is necessary) the Plan Administrator has 120 days to notify you of the Plan Administrator's decision.

                       RIGHTS AND PROTECTIONS UNDER ERISA
                       ----------------------------------

         As a Participant in the Berkshire Realty Company, Inc. Severance Benefits Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants shall be entitled to:

          o Examine, without charge, at the Plan Administrator's office, all Plan documents and copies of all documents filed by or on behalf of the Plan with the U.S. Department of Labor.

          o Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The administrator may make a reasonable charge for the copies.

          o Obtain a statement telling you the amount paid on your behalf. This statement must be requested in writing and is not required to be given more than once a year. The Plan must provide the statement free of charge.

         In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous. If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

OTHER INFORMATION
-----------------

Plan Sponsors              Berkshire Realty Company, Inc. (the "Company")
                           470 Atlantic Avenue
                           Boston, MA 02110
                           (617) 423-2233
                           Employer ID Number:  04-3086485

                           BRI OP Limited Partnership (the "Partnership") 470 Atlantic Avenue
                           Boston, MA  02110
                           (617) 423-2233
                           Employer ID Number:  04-3267483

Plan Number:               510

Plan Administrator:        Mr. David Marshall
                           Chief Executive Officer
                           Berkshire Realty Company, Inc.
                           470 Atlantic Avenue
                           Boston, MA 02110
                           (617) 423-2233

Person Designated to
Receive Service of Legal
Process:                   General Counsel
                           Berkshire Realty Company, Inc.
                           470 Atlantic Avenue
                           Boston, MA 02110
                           (617) 423-2233

Type of Plan:              Welfare plan providing severance benefits

Plan Year End:             December 31